Exhibit 21 - Subsidiaries of the Registrant


ADVANCE PETROLEUM, INC., a Florida corporation(1)

ADVANCE AVIATION SERVICES, INC., a Florida corporation

AIR TERMINALING, INC., a Florida corporation

CHEROKEE GROUP, INC., a Florida corporation(4)

INTERNATIONAL PETROLEUM CORPORATION, a Florida corporation(2)

INTERNATIONAL PETROLEUM CORPORATION OF LA, a Louisiana corporation(2)

INTERNATIONAL PETROLEUM CORPORATION OF LAFAYETTE, a Louisiana corporation

INTERNATIONAL PETROLEUM CORP. OF GEORGIA, a Georgia corporation(8)

INTERNATIONAL PETROLEUM CORP. OF MARYLAND, a Maryland corporation(2)

INTERNATIONAL PETROLEUM CORP. OF DELAWARE, a Delaware corporation(2)

INTERNATIONAL PETROLEUM CORP. OF PENNSYLVANIA, a Pennsylvania corporation(8)

INTERNATIONAL ENVIRONMENTAL SERVICES, INC., a Florida corporation

PETROSERVICIOS DE MEXICO S.A. DE C.V., a Mexican corporation(6)

RESOURCE RECOVERY OF AMERICA, INC., a Florida corporation(4)

RESOURCE RECOVERY MID SOUTH, INC., a Virginia corporation(3)(4)(8)

RESOURCE RECOVERY ATLANTIC, INC., a Delaware corporation(3)(4)(8)

TRANS-TEC SERVICES, INC., a Delaware corporation

TRANS-TEC SERVICES (UK) Ltd., a United Kingdom corporation

TRANS-TEC SERVICES (SINGAPORE) PTE. Ltd., a Singapore corporation(7)

WORLD FUEL SERVICES, INC., a Texas corporation

WORLD FUEL SERVICES LTD., a United Kingdom corporation

WORLD FUEL SERVICES (SINGAPORE) PTE., LTD. a Singapore corporation

WORLD FUEL INTERNATIONAL S.A., a Costa Rican corporation(5)


(1) Advance Petroleum, Inc., operates under the name "World Fuel Services, of FL.".

(2) These corporations collect and purchase used oil under the name "International Oil Service."

(3) These corporations are subsidiaries of Resource Recovery of America, Inc.

(4)      These operations were discontinued by the Company in fiscal year 1993.

(5)      World Fuel International S.A., is also known as Petromundo
         Internacional S.A.

(6) This corporation is owned 50% by Advance Aviation Services, Inc. and 50% by Air Terminaling, Inc.

(7)      This corporation is a subsidiary of Trans-Tec Services (UK) LTD.

(8)      Inactive.